FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 7th day of March, 2025 (the “Agreement”) by and among The United States Life Insurance Company in the City of New York, organized under the laws of the State of New York (the “Company”), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the “Account” and collectively as the “Accounts”); Victory Portfolios, on behalf of the Victory Sycamore Established Value Fund Class R6, an open-end management investment company organized under the laws of State of Delaware (the “Fund”); Victory Capital Management Inc., a corporation organized under the laws of the State of New York and investment adviser to the Fund (the “Adviser”); and Victory Capital Services, Inc., a corporation organized under the laws of State of Delaware and principal underwriter/distributor of the Fund (the “Distributor”).

WHEREAS, the Fund engages in business as an open-end management investment company; and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the “Portfolios”) and such shares are issued to the general public and to separate accounts of insurance companies to fund variable insurance products and certain qualified pension and retirement plans; and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain group variable annuity contracts offered by the Company set forth on Schedule A (the “Contracts”); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of New York, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the “Designated Portfolios”) on behalf of the Accounts to fund the Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

ARTICLE I: SALE OF FUND SHARES

1.1 The Fund, through the Distributor, agrees to sell to the Company those shares of the Designated Portfolios which each Account orders (based on orders placed by Contract owners on that Business Day, as defined below), executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by [11:00] a.m. Eastern Time on the next following Business Day or such later time as permitted by Section 1.10 hereof. “Business Day” will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of The United States Securities and Exchange Commission (the “Commission” or “SEC”).

1.2 Subject to the terms as set forth in the Fund’s registration statement, the Fund agrees to redeem for cash, upon the Company’s request, any full or fractional shares of the Fund held by the Company (based on orders placed by Contract owners on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.2, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 8:30 a.m. Eastern Time on the next following Business Day or such later time as permitted by Section 1.10 hereof. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may any such delay by the Fund in paying redemption proceeds cause Company or any Account to fail to meet its obligations under Section 22(e) of the Investment Company Act of 1940 (the “1940 Act”).

1.3(a) Fund/SERV Transactions. If the parties choose to use the National Securities Clearing Corporation’s Mutual Fund Settlement, Entry and Registration Verification (“Fund/SERV”) or any other NSCC service, the following provisions shall apply:

The Company and the Fund or their respective designees will each be bound by the rules of the National Securities Clearing Corporation (“NSCC”) and the terms of any NSCC agreement filed by it or their respective designees with the NSCC. Without limiting the generality of the following provisions of this section, the Company and the Fund or its designee will each perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by the NSCC applicable to Fund/SERV, the Mutual Fund Profile Service, the Networking Matrix Level utilized and any other relevant NSCC service or system (collectively, the “NSCC Systems”).

Any information transmitted through the NSCC Systems by any party or its designee to the other or its designee and pursuant to this Agreement will be accurate, complete, and in the format prescribed by the NSCC. Each party or its designee will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC Systems and to limit the access to, and the inputting of data into, the NSCC Systems to persons specifically authorized by such party.

On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company in good form on each Business Day. The Company shall communicate to the Fund or its designee for that Business Day, by the NSCC, the net aggregate purchase or redemption orders (if any) for each Account received by the Closing Time on such Business Day in accordance with Section 1.1 (for net purchases) or Section 1.2 (for net redemptions), as applicable. All orders received by the Company after the Closing Time on a Business Day shall not be transmitted to the NSCC prior to the following Business Day. The Company will wire payment for net purchase orders in immediately available funds, to an NSCC settling bank account designated by the Fund, in accordance with NSCC rules and procedures on the Business Day following the Business Day on which such purchase orders are communicated in proper form to the NSCC. The Fund will wire payment for net redemption orders in immediately available funds, to an NSCC settling bank account designated by the Company, in accordance with NSCC rules and procedures no later than on the Business Day following the Business Day on which such purchase orders are communicated in proper form to the NSCC.

(b) Manual Transactions. If the parties choose not to use Fund/SERV, if there are technical problems with Fund/SERV, or if the parties are not able to transmit or receive information through Fund/SERV, the following provisions shall apply:

On each Business Day, the Company shall aggregate and calculate the net purchase and redemption orders for each Account received by the Company in good form on such Business Day. The Company will place separate orders to purchase or redeem shares of each Designated Portfolio. Each order shall describe the net amount of shares and dollar amount of each Designated Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for net purchase orders by wiring federal funds to Fund or its designated custodial account (by 2:00 pm EST) on the next Business Day after an order to purchase Designated Portfolio shares is made in accordance with the provisions of Section 1.1 hereof (or such later time as permitted by Section 1.10 hereof). Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. In the event of net redemptions, the Fund shall pay the net redemption proceeds by wiring federal funds to the Company or its designated custodial account (by 2:00 pm EST) on the next Business Day after an order to redeem a Designated Portfolio’s shares is made in accordance with the provision of Section 1.2 hereof. Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company.

1.4 The Fund agrees to make shares of the Designated Portfolios available continuously for purchase at the applicable net asset value per share by the Company on behalf of the Accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission and the Fund shall calculate such net asset value on each day which the NYSE is open for regular trading; provided, however, that the Board of Directors of the Fund (the “Fund Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus to the extent not inconsistent with the terms and conditions of this Agreement.

1.8 Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9 The Fund will furnish same day notice to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio’s shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such income, dividends and distributions.

1.10 The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on each Business Day as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time, each Business Day. In the event that the Fund is unable to meet the 6:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Fund shares and wire net payments for the purchase of Fund shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Company. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Fund shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share, and the Adviser shall bear the cost of correcting such errors and shall reimburse the Company for any expenses incurred related to correction of the net asset value (including correcting Contract owner accounts). Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

ARTICLE II: REPRESENTATIONS AND WARRANTIES

2.1 The Company represents and warrants that interests under the Contracts are or will be registered under the Securities Act of 1933 (the “1933 Act”), or are exempt from registration thereunder, and that the Contracts will be issued and sold and distributed in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under applicable law and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.

2.2 The Company is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Company further represents that it has policies and procedures in place reasonably designed to detect money laundering and terrorist financing, including the reporting of suspicious activity

2.2 The Fund and Adviser each represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered as an open-end management investment company under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3 The Fund currently intends that none of the classes of shares of the Designated Portfolios (each, a “Class”) shall make payments to finance its distribution expenses, including service fees, pursuant to a plan (“Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act, although it may determine to commence such practice in the future. To the extent that any Class of the Fund finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Fund undertakes to comply, in all material respects, with any then current SEC interpretations concerning Rule 12b-1 or any successor provisions.

2.4 The Fund and Adviser represent and warrant that the Fund is lawfully organized and validly existing under the laws of the State of Delaware and that the Fund does and will comply in all material respects with applicable provisions of the 1940 Act and any applicable regulations thereunder. The Fund and Adviser represent and warrant that the Fund’s operations, and that of each Designated Portfolio, does and will comply with applicable federal and state law.

2.5 The Fund and Adviser represent and warrant that all of the Fund’s trustees, directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.6 The Fund is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56. The Fund further represents that it has policies and procedures in place reasonably designed to detect money laundering and terrorist financing, including the reporting of suspicious activity.

2.7 The Adviser represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

2.8 The Distributor represents and warrants that it is lawfully organized and validly existing under the laws of its state of organization; it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and will remain duly registered under all applicable federal and state securities laws, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and serves as principal underwriter/distributor of the Fund and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

ARTICLE III: FUND COMPLIANCE

3.1 The Fund and Adviser represent and warrant that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that they will maintain such qualification (under Subchapter M or any successor or similar provision), and that they will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.2 The Fund and Adviser represent and warrant that the Fund is and shall maintain compliance with Rule 38a-1 under the 1940 Act and Adviser represents and warrants that the Adviser is and shall maintain compliance with Rule 206(4)-7 under the Advisers Act.

ARTICLE IV: PROSPECTUS AND PROXY STATEMENTS/VOTING

4.1 At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Fund will timely provide the Company with as many copies of the current Fund prospectus (describing only the Designated Portfolio(s)) and any supplements thereto as the Company may reasonably request for distribution, at the Fund’s expense, to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s).

4.2 The Fund on behalf of one or more Designated Portfolios will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Fund provides the Company with statutory prospectuses. The Fund represents and warrants that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 applicable to its Designated Portfolios.

4.3 The Company represents and warrants that its use of the summary prospectuses and supplements, its website and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Fund, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498.

4.4 The Fund may require the Company to terminate the use of the summary prospectuses by providing the Company with at least ninety (90) days’ prior written notice. The Fund agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Fund with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.

4.5 The Fund shall be responsible for preparing, hosting on its website, and providing to the Company upon request, the materials required by Rule 30e-1 (“Rule 30e-1”) under the 1940 Act and Item 27A(i) of Form N-1A (collectively, the “Required Materials,”) which may include, among other things:

(a)	Current Annual and Semi-Annual Reports to Shareholders (i.e. Tailored Shareholder Reports);

(b)	Current Annual and Semi-Annual Financial Statements; and

(c)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters

4.6 The Fund shall host and maintain the website specified in paragraph (b)(2)(i) of Rule 30e-1, so that the relevant Required Materials are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.

4.7 The Fund shall be responsible for the content and substance of the Required Materials as provided to the Company, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Fund shall be responsible for ensuring that the Required Materials as provided to the Company:

(a)	Meet the applicable standards of the 1933 Act, the 1934 Act, the 1940 Act, and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

4.8 The Fund, or its designee, shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Required Materials, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners pursuant to Rule 30e-1. Such Company requests shall be fulfilled reasonably promptly, but in no event more than seven (7) business days after the request from the Company is received by the Fund.

4.9 Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution (pursuant to requests from Contract owners; see paragraph (b)(3) of Rule 30e-1, as applicable); the reasonable costs of providing the electronic documentation and of such printing to be borne by the Fund.

4.10 The Fund shall be responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A:

(a)	Summary Prospectus for the Designated Portfolios;

(b)	Statutory Prospectus for the Designated Portfolios;

(c)	Statement of Additional Information (“SAI”) for the Designated Portfolios; and

(d)	Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Designated Portfolios.

4.11 The Fund shall provide the Fund Documents specified in Sections [4.10(a), (b), and (c)] above to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, to facilitate a continuous offering of the Fund’s securities and the Contracts. The Fund shall provide the Shareholder Reports specified in Section [4.10(d)] above within 60 days after the close of each of the Fund’s reporting periods (in accordance with Rule 30e-1 under the 1940 Act).

4.12 The Fund shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(a)	are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (h)(2)(i) of Rule 498A);

(b)

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(c)

permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subsections 4.14(a) and 4.14(b) above (in accordance with paragraph (h)(3) of Rule 498A).

4.13 The Company shall host and maintain the website specified in paragraph (j)(i)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Fund fulfill their obligations under this Amendment.

4.14 The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Fund shall ensure that a summary prospectus is used for the Designated Portfolios, in accordance with paragraph (j)(1)(ii) of Rule 498A.

4.15 The Fund shall be responsible for the content and substance of the Fund Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, the Fund shall be responsible for ensuring that the Fund Documents as provided to the Company:

(a)	Meet the applicable standards of the 1933 Act, the 1934 Act, the 1940 Act, and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

4.16 The Fund shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Fund Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners (see paragraphs (i)(1) and (j)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably promptly, but in no event more than three (3) business days after the request from the Company is received by the Fund.

(a)

Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type), and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing and mailing to be borne by the Fund.

(b)	The Fund shall reimburse the Company for the reasonable costs of printing and mailing the Fund Documents to Contract owners.

4.17 The Fund shall provide such data regarding each Designated Portfolio’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Contracts. Without limiting the generality of the foregoing, the Fund shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statements for the Contracts (and as otherwise reasonably requested by the Company), but in no event later than eighty (80) calendar days after the close of each Designated Portfolio’s fiscal year:

(a)	the gross “Annual Fund Company Expenses” for each Designated Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements; and

(b)

the net “Annual Fund Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Designated Portfolio calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements, and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Fund; and

(c)	the “Average Annual Total Returns” for each Designated Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods).

4.18 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

4.19 If and to the extent required by law, the Company will:

(a) solicit voting instructions from Contract owners;

(b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

(c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company’s Contract owners,

so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements.

4.20 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE V: SALES MATERIAL AND INFORMATION

5.1 The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser or their designees for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser or their designees. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

5.3 The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material.

5.4 The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with written permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.

5.5 Upon request, the Fund will provide to the Company at least one complete copy of any registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after filing of each such document with the Commission or FINRA.

5.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, within a reasonable time after filing of each such document with the Commission or FINRA (except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided.) In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post- effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.

5.7 The Fund and Adviser will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Account. The Fund and Adviser will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Fund and Adviser will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

5.8 For purposes of this Article V, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under FINRA rules, the 1933 Act or the 1940 Act.

5.9 The Fund, the Adviser and the Distributor hereby consent to the Company’s use of the names of the Fund, Adviser and Distributor, as well as the names of the Designated Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 of this Agreement. The Company acknowledges and agrees that Adviser and Distributor and/or their affiliates own all right, title and interest in and to the names Victory Capital Management Inc. and Victory Capital Services, Inc., and covenants not, at any time, to challenge the rights of Adviser and Distributor and/or their affiliates to such name or design, or the validity or distinctiveness thereof. The Fund, the Adviser and the Distributor hereby consent to the use of any trademark, trade name, service mark or logo used by the Fund, the Adviser and the Distributor, subject to the Fund’s, the Adviser’s and/or the Distributor’s approval of such use and in accordance with reasonable requirements of the Fund, the Adviser or the Distributor. Such consent will terminate with the termination of this Agreement. Adviser or Distributor may withdraw this consent as to any particular use of any such name or identifying marks at any time upon Adviser’s or Distributor’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Adviser, Distributor or such Funds; provided however, that Adviser or Distributor may, in either’s individual discretion, continue to use materials prepared or printed prior to the withdrawal of such authorization. The Company agrees and acknowledges that all use of any designation comprised in whole or in part of the name, trademark, trade name, service mark and logo under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.

5.10 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as “Not For Use With The Public” and that such information is only so used.

ARTICLES VI: FEES, COSTS AND EXPENSES

6.1 The Fund will pay no fee or other compensation to the Company under this Agreement, except as provided below: (a) reserved; (b) the Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts as separately agreed to in writing.

6.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund’s shares, including without limitation, the preparation of and filing with the SEC of Forms N-CSR, N-CEN, and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund’s prospectus, SAI and registration statement, proxy materials and reports to shareholders; typesetting and printing the Fund’s prospectus and SAI (to the extent provided by and as determined in accordance with Article IV above); typesetting and printing proxy materials and reports to Contract owners (including the costs of printing a Fund prospectus that constitutes an annual report) (to the extent provided by and as determined in accordance with Article IV above); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund’s shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution and other expenses as set forth in Article III of this Agreement.

ARTICLE VII: RULE 22c-2 AGREEMENT

7.1 Definitions. As used in this section of the Agreement relating to Rule 22c-2 under the 1940 Act (the “Rule”), the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

(a)

The term “Fund” does not include any “excepted funds” as defined in the Rule, which includes any: (i) money market fund; (ii) fund that issues securities that are listed on a national exchange; or (iii) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund. The term “Fund” shall also include the Fund’s designee (i.e., principal underwriter or transfer agent).

(b)

The term “Fund Policies” means policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Designated Portfolio resulting from short-term trading, as described in the applicable Designated Portfolio’s current prospectus.

(c)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by a Designated Portfolio under the 1940 Act that are held through Accounts established by the Company.

(d)

The term “Shareholders” shall mean those contract or policy owners of the Company that hold an interest in a Designated Portfolio, directly or indirectly through Contracts issued by the Company on behalf of the Accounts.

(e)

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Designated Portfolio, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Designated Portfolio as a result of “dollar cost averaging” programs, asset allocation programs or any other automatic rebalancing programs; (ii) required transactions pursuant to a Contract living or death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death or living benefit; (iv) transactions that are executed as a result of allocation of assets to a Designated Portfolio through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

(f)

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Designated Portfolio, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Designated Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) transactions that are executed as a result of any deduction of charges or fees under a Contract; (iii) transactions within a Contract out of a Designated Portfolio as a result of scheduled withdrawals or surrenders from a Contract; (iv) transactions that are executed as a result of payment of a death benefit from a Contract; or (v) transactions that are executed as a result of minimum distributions required by applicable federal tax law.

(g)	The term “written” includes electronic and facsimile writings and transmissions and such other means as the Parties may agree from time-to-time.

7.2. Agreement to Provide Information. Company agrees to provide the Fund the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier, (or an equivalent identifying number), as well as the Contract owners number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the Account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account maintained by the Company (“Transaction Information”). It is understood that Company intends to provide the Transaction Information regarding each Designated Portfolio daily, but the Fund may, from time to time, make a written request (“Request”) regarding a specific Designated Portfolio or for a specific period in accordance with this Agreement.

Unless otherwise specifically requested by the Fund, Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

7.3 Period Covered by Request. Any Request must set forth a specific period for which the Transaction Information is being sought (the “Covered Period”), but the Covered Period shall not include any day that is earlier than 180 days prior to the day Company received the Request. The Fund may request Transaction Information older than 180 days from the date of the Request as it deems necessary to investigate compliance with Fund Policies.

7.4 Form and Timing of Response/Indirect Intermediaries. Requests must be in “Good Form.” Good Form means the Request (i) is made using the “Request for Information” form attached as Exhibit A, (ii) includes all the information required by the form, except as noted therein; (iii) is signed by a duly authorized officer of the Fund; and (iv) is received by Company.

Company agrees to transmit the Transaction Information on its books and records to the Fund promptly, but in any event not later than five (5) business days, or as otherwise agreed to by the Parties, after receipt of a Request. The format for the Transaction Information provided to the Fund (either daily or as part of a Request) shall be via file transfer protocol (FTP) formal or other agreed upon method.

If requested by the Fund in writing, Company agrees to use best efforts to determine whether any specific Shareholder about whom it has Transaction Information is itself a financial intermediary (“Indirect Intermediary”) and, upon further request by the Fund, to promptly either (i) provide (or arrange to have provided) the Transaction Information for those Shareholders who hold an account with an Indirect Intermediary, or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of others, Shares of the Designated Portfolio. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

7.5 Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of the Rule without prior written consent of Company, or for any purpose not permitted under the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

7.6 Agreement to Restrict Trading. Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s Account) that violate Fund Policies.

Any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions as set forth in Section 2. Company will execute such instructions with respect to the Shareholder, but only for the Contract through which such transactions in the Designated Portfolio’s Shares occurred in violation of the Fund’s Policies.

7.7 Form of Instructions. Instructions to restrict trading must be in “Good Form.” Good Form means that the instructions (i) are made using the “Instructions to Restrict Trading” form attached at Exhibit B; (ii) include all the information required by the form; (iii) are signed by a duly authorized officer of the Fund; and (iv) are received by Company. Upon request of the Company, the Fund agrees to provide to the Company, along with the Instructions to Restrict Trading form, information regarding those trades of the Contract holder that violated the Fund’s Policies.

7.8 Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days, or as otherwise agreed to by the Parties, after receipt of the instructions by the Company.

7.9 Confirmation by Company. Company will provide written confirmation regarding any instructions executed on behalf of the Fund pursuant to this Agreement. The confirmation will be provided via FTP format as soon as reasonably practicable, but not later than ten (10) business days, or as otherwise agreed to by the Parties, after the instructions have been executed.

ARTICLE VIII: INDEMNIFICATION

8.1 INDEMNIFICATION BY THE COMPANY

(a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Fund shares or the Contracts and:

(1) arise out of or are based upon any untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or its designee) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(3) arise out of untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or its designee; or

(4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement;

except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

(b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations or duties under this Agreement.

(c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2 INDEMNIFICATION BY THE ADVISER & DISTRIBUTOR

(a) The Adviser and Distributor jointly and severally agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or holding of the Fund shares or the Contracts and:

(1) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or omission was made in reliance upon and in conformity with information furnished to the Adviser, Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts, or any amendment or supplement to the foregoing, not supplied by the Adviser, Distributor or the Fund or persons under the control of the Adviser, Distributor or the Fund respectively) or wrongful conduct of the Adviser, Distributor or the Fund or persons under the control of the Adviser, Distributor or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

(3) arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, Distributor or the Fund or persons under the control of the Adviser, Distributor or the Fund; or

(4) arise as a result of any failure by the Adviser, Distributor, or Fund to provide the services and furnish the materials under the terms of this Agreement; or

(5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, Distributor or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, Distributor or the Fund;

except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

(b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard or its obligations or duties under this Agreement.

(c) The Indemnified Parties will promptly notify the Adviser and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Contracts or the operation of the Account.

8.3 INDEMNIFICATION BY THE FUND

(a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the sale, acquisition, or holding of the Fund shares or the Contracts, or operations of the Fund and:

(1) arise out of or are based upon any untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, Distributor or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser, Distributor or the Fund or persons under the control of the Adviser, Distributor or the Fund respectively) or wrongful conduct of the Adviser, Distributor or the Fund or persons under the control of the Adviser, Distributor or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or

(3) arise out of any untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser, Distributor or the Fund or persons under the control of the Adviser, Distributor or the Fund; or

(4) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(5) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

(6) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate;

except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

(b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party’s duties under this Agreement, or by reason of such party’s reckless disregard of its obligations and duties under this Agreement.

(b) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance, holding or sale of the Contracts or the operation of the Account.

8.4 INDEMNIFICATION PROCEDURE

Any person obligated to provide indemnification under this Article VIII (“Indemnifying Party”) for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII (“Indemnified Party”) for the purpose of this Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless:

(a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

(b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX: APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without reference to its conflicts of law provisions. To the extent that the applicable laws of the State of New York or any of the provisions herein conflict with the applicable provisions of the Act or other federal laws and regulations which may be applicable, the latter shall control. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of New York for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X: TERMINATION

10.1	This Agreement will terminate:

(a) at the option of any party, with or without cause, with respect to one, some or all of the Designated Portfolios, upon three (3) month’s advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or

(b) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or

(c) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or

(d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by FINRA, the Commission or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company’s ability to perform its obligations under this Agreement; or

(e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund, the Adviser, or the Distributor by FINRA, the Commission or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund’s or the Adviser’s ability to perform its obligations under this Agreement; or

(f) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio, if a Designated Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Designated Portfolio may fail to so qualify; or

(h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party’s material breach of any provision of this Agreement; or

(i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that the Fund, the Adviser or Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, Adviser or Distributor and hence to the Company; or

(j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days’ after receipt by the other parties of written notice of the election to terminate.

10.2 NOTICE REQUIREMENT

No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

10.3 EFFECT OF TERMINATION

Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts.

10.4 SURVIVING PROVISIONS

Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI: NOTICES

Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

The United States Life Insurance Company in the City of New York

Attn: General Counsel

2919 Allen Parkway, L4-01

Houston, TX 77019

Email: saamcolegal@corebridgefinancial.com

With a copy to:

Mallary Reznik

21650 Oxnard Street, Suite 750

Woodland Hills, California 91367

Attn: Mallary Reznik

Email: mallary.reznik@corebridgefinancial.com

If to the Fund:

Victory Portfolios

Attn: Scott Stahorsky

4900 Tiedeman Road, 4th Floor

Brooklyn, Ohio 44144

If to the Adviser:

Victory Capital Management Inc.

Attn: General Counsel

15935 La Cantera Parkway

San Antonio, Texas 78256

If to the Distributor:

Victory Capital Services, Inc.

Attn: General Counsel

15935 La Cantera Parkway

San Antonio, Texas 78256

ARTICLE XII: MISCELLANEOUS

12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the directors, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.4 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.5 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties hereto.

12.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

12.7 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

12.8 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, FINRA and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.9 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.10 The schedules to this Agreement (each, a “Schedule,” collectively, the “Schedules”) form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Designated Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

12.11 Each Designated Portfolio agrees to consult in advance with the Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Designated Portfolio’s shareholders pursuant to Section 853 of the Code.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

VICTORY PORTFOLIOS,

on behalf of Victory Sycamore Established Value Fund Class R6

By:	/s/ Scott Stahorsky
Name:	Scott Stahorsky
Title:	Vice President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo
Name:	Michael Policarpo
Title:	President, CFO & CAO

VICTORY CAPITAL SERVICES, INC.

By:	/s/ Christopher Ponte
Name:	Christopher Ponte
Title:	CFO/FINOP

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

By:	/s/ Barbara Rayll
Name:	Barbara Rayll
Title:	Vice President, Business Case Development

Exhibit A

Request for Information Form

We hereby request that [Life Insurance Company] provide the Transaction Information indicated below.

Please provide the following information about the Transaction Information requested:

Contract Number*
And
Tax Identification Number**:

Fund Name:

Portfolio Name:

Portfolio Manager:

Covered Period***:

Requesting Person****:

Signature:

Date:

Telephone Number:

Facsimile Number:

*	or participant account number if applicable. Failure to complete this item shall not prevent this Form from being in Good Form.
**

or Individual/International Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number. Failure to complete this item shall not prevent this Form from being in Good Form.

***	the covered period shall not include any day that is earlier than 180 days prior to the day Intermediary received this form in Good Form
****	person must be duly authorized person as previously provided by the Fund

PLEASE E-MAIL THIS FORM TO SaamcoLegal@corebridgefinancial.com,

ATTENTION “RULE 22C-2 INFORMATION REQUEST”

PLEASE COMPLETE EACH ITEM.

INCOMPLETE FORMS WILL NOT BE PROCESSED.

Exhibit B

Instructions to Restrict Trading Form

[Life Insurance Company] is hereby instructed to restrict purchase or exchanges into the Fund indicated below by the Contract indicated below.

Please provide the following information about the Contract to be restricted:
Contract Number*
And
Tax Identification Number**:

Please provide the following information about the Portfolio to be restricted:
Fund Name:

Portfolio Name:

Portfolio Manager:

Please provide the following information about the time period for which trading should be restricted:
Start Date***:

End Date:

Requesting Person****:

Signature:

Date:

Telephone Number:

Facsimile Number:

*	or participant account number if applicable
**	or Individual/International Taxpayer Identification Number (ITIN), other government-issued identifier or equivalent identifying number
***	Start date will be no earlier than 48 hours after receipt of form in “Good Form”
****	person must be duly authorized person as previously provided by the Fund

PLEASE E-MAIL THIS FORM TO SaamcoLegal@corebridgefinancial.com,

ATTENTION “RULE 22C-2 RESTRICTION”

PLEASE COMPLETE EACH ITEM.

INCOMPLETE FORMS WILL NOT BE PROCESSED.

PARTICIPATION AGREEMENT

SCHEDULE A

The following Separate Accounts and Associated Contracts of The United States Life Insurance Company in the City of New York are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule B:

USL Separate Account RS

PARTICIPATION AGREEMENT

SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolio(s) of the Fund.

Victory Sycamore Established Value Fund Class R6